Registration No. 333-______
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            INGERSOLL-RAND COMPANY
            (Exact name of Registrant as specified in its charter)

          New Jersey                             13-5156640
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)


                                P.O. Box 8738
                          Woodcliff Lake, NJ  07675
  (Address, including zip code, of Registrant's principal executive office)


                           Ingersoll-Rand Savings
                          and Stock Investment Plan

                     Ingersoll-Rand/Thermo King Savings
                          and Stock Investment Plan

                         Thermo King de Puerto Rico
                           Retirement Savings Plan
                          (Full title of the Plans)

                          Patricia Nachtigal, Esq.
                     Vice President and General Counsel
                           Ingersoll-Rand Company
                                P.O. Box 8738
                      Woodcliff Lake, New Jersey 07675
                               (201) 573-0123
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                            James M. Cotter, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000


                        CALCULATION OF REGISTRATION FEE

                                            Proposed
                                            Maximum     Proposed
                                   Amount   Offering    Maximum    Amount of
                                   to be     Price     Aggregate   Registrat
    Title of Securities to be     Registe     Per       Offering    ion Fee
           Registered               red     Share(a)   Price (a)      (a)

Common Stock, par value        6,100,000     $41.53   $253,333,000   $74,733
         $2(b)(c)

(a) Pursuant to Rule 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on December 9, 1997.

(b) 5,000,000 shares issuable under the Ingersoll-Rand Savings and Stock Investment Plan, 1,000,000 shares issuable under the Ingersoll-Rand/Thermo King Savings and Stock Investment Plan and 100,000 shares issuable under the Thermo King de Puerto Rico Retirement Savings Plan.

(c) Includes Preference Stock Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by Ingersoll-Rand Company (the "Company" or the "Registrant") (File No. 1-985) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

        (a)  Annual Report on Form 10-K for the fiscal year ended
     December 31, 1996.

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

        (c) Current Reports on Form 8-K dated September 12, 1997, October 31, 1997, as amended by Form 8-K/A dated October 31, 1997, November 7, 1997, November 19, 1997, November 19, 1997, November 20, 1997 and
     November 21, 1997.

        (d) The description of the Company Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        (e) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on December 12, 1988 as amended by Form 8A/A filed on December 15, 1994.

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

   The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6. Indemnification of Directors and Officers

   Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

   Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

   Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

     4(i) Certificate of Amendment to Restated Certificate of Incorporation of Ingersoll-Rand Company, filed August 20, 1997. Incorporated by reference to Exhibit 4.2 to Ingersoll-Rand Company Registration Statement on Form S-3, File No. 333-37019.

    4(ii) Certificate of Amendment to Restated Certificate of Incorporation of Ingersoll-Rand Company filed May 28, 1992. Incorporated by reference to Exhibit 3(i) to Form 10-K of Ingersoll-Rand Company for Fiscal Year Ended December 31, 1993.

   4(iii) Restated Certificate of Incorporation of Ingersoll-Rand Company as amended through May 28, 1992. Incorporated by reference to Exhibit 3(ii) to Form 10-K of Ingersoll-Rand Company for Fiscal Year Ended December 31, 1993.

    4(iv) By-Laws of Ingersoll-Rand Company, as amended through September 1, 1997. Incorporated by reference to Exhibit 4.3 to Ingersoll-Rand Company Registration Statement on Form S-3, File No. 333-37019.

     4(v) Rights Agreement, dated as of December 7, 1988, as amended, by Amendment No. 1 thereto dated as of December 7, 1994. Incorporated by reference to Exhibit 1 to Form 8-A of Ingersoll-Rand Company filed on December 12, 1988, and
                   Exhibit 2 to Form 8-A/A of Ingersoll-Rand Company filed December 15, 1994.

     5             Opinion of Patricia Nachtigal, Esq.

     23.1          Consent of Price Waterhouse LLP

     23.2 Consent of Patricia Nachtigal, Esq. (included in the opinion filed as Exhibit 5).

     24            Power of Attorney

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on this 12th day of December, 1997.

                                            INGERSOLL-RAND COMPANY
                                                (Registrant)


                                            By /s/ James E. Perrella
                                               James E. Perrella
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                      Title                              Date

James E. Perrella*         Chairman of the Board, President,
James E. Perrella          Chief Executive Officer and
                           Director (Principal Executive
                           Officer)


Gerard V. Geraghty*        Vice President and Comptroller
Gerard V. Geraghty         (Principal Accounting and Principal
                           Financial Officer)

Joseph P. Flannery*        Director
Joseph P. Flannery


Constance J. Horner*       Director
Constance J. Horner


H. William Lichtenberger*  Director
H. William Lichtenberger

Theodore E. Martin*        Director
Theodore E. Martin

Orin R. Smith*             Director
Orin R. Smith

Richard J. Swift*          Director
Richard J. Swift

J. Frank Travis*           Director
J. Frank Travis

Tony L. White*             Director
Tony L. White

*By /s/ Patricia Nachtigal
     Attorney-in-Fact                                         December 12, 1997

                                     INDEX TO EXHIBITS


Exhibit                                 Description
Number

4(i) Certificate of Amendment to Restated Certificate of Incorporation of Ingersoll-Rand Company, filed August 20, 1997. Incorporated by reference to Exhibit 4.2 to Ingersoll-Rand Company Registration Statement on Form S-3, File No. 333-37019.

4(ii) Certificate of Amendment to Restated Certificate of Incorporation of Ingersoll-Rand Company filed May 28, 1992. Incorporated by reference to Exhibit 3(i) to Form 10-K of Ingersoll-Rand Company for Fiscal Year Ended December 31, 1993.

4(iii) Restated Certificate of Incorporation of Ingersoll-Rand Company as amended through May 28, 1992. Incorporated by reference to Exhibit 3(ii) to Form 10-K of Ingersoll-Rand Company for Fiscal Year Ended December 31, 1993.

4(iv) By-Laws of Ingersoll-Rand Company, as amended through September 1, 1997. Incorporated by reference to Exhibit
                   4.3 to Ingersoll-Rand Company Registration Statement on Form S-3, File No. 333-37019.

4(v) Rights Agreement, dated as of December 7, 1988, as amended, by Amendment No. 1 thereto dated as of December 7, 1994. Incorporated by reference to Exhibit 1 to Form 8-A of Ingersoll-Rand Company filed on December 12, 1988, and
                   Exhibit 2 to Form 8-A/A of Ingersoll-Rand Company filed December 15, 1994.

5                  Opinion of Patricia Nachtigal, Esq.

23.1               Consent of Price Waterhouse LLP

23.2 Consent of Patricia Nachtigal, Esq. (included in the opinion filed as Exhibit 5).

24                 Power of Attorney